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                                                                   EXHIBIT 99(a)

                          PILGRIM CAPITAL CORPORATION

                PROXY SOLICITED ON BEHALF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints ROBERT W. STALLINGS, JAMES R. REIS AND JAMES M. HENNESSY, or any of them acting in absence of the others, with full power of substitution, the true and lawful attorneys and proxies of the undersigned, to attend the special meeting of the stockholders of PILGRIM CAPITAL CORPORATION ("Pilgrim") to be held on October 26, 1999, and at any adjournment or postponement thereof. This proxy, when properly executed and returned in a timely manner, will be voted at this special meeting and any adjournment or postponement thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR the Proposal and in accordance with the judgment of the persons named as proxies herein.

           PLEASE PROMPTLY SIGN AND RETURN IN THE ENCLOSED ENVELOPE.

                (continued and to be signed on the reverse side)


                          PILGRIM CAPITAL CORPORATION

                       PLEASE MARK YOUR VOTE IN THE OVAL
                              USING DARK INK ONLY.

Proposal: To consider and vote upon a proposal to approve and adopt a merger agreement with ReliaStar Financial Corp. and its subsidiary Northstar Holding, Inc. that will cause Pilgrim Capital Corporation to be merged with and into Northstar.

VOTE:             FOR            AGAINST        ABSTAIN
                  [  ]            [  ]            [  ]


Dated: ________________________, 1999


_______________________________________
(Signature)


_______________________________________
(Signature)
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This Proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of the duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized officer executing on behalf of the partnership.

                             FOLD AND DETACH HERE